Exhibit 99.2 Seaport District Hughes Landing 6100 Merriweather New York, NY Houston, TX Columbia, MD Supplemental Information Three months ended June 30, 2019 NYSE: HHC The Howard Hughes Corporation, 13355 Noel Road, 22nd Floor, Dallas, TX 75240 HowardHughes.com 214.741.7744

Cautionary Statements Cautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission ("SEC") on February 27, 2019 as amended and supplemented by any risk factors contained in our quarterly reports on Form 10-Q, which have been subsequently filed with the SEC. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations ("FFO"), core funds from operations ("Core FFO"), adjusted funds from operations ("AFFO") and net operating income ("NOI"). FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non- GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development- related marketing costs and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment Earnings Before Taxes ("EBT") to NOI and Seaport District segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, certain officers and shareholders on Forms 3, 4 and 5. HowardHughes.com 214.741.7744 2

Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 MPC Portfolio 18 Financial Summary 6 Stabilized Properties 13 Portfolio Key Metrics 19 Balance Sheets 8 Unstabilized Properties 15 Lease Expirations 20 Statements of Operations 9 Under Construction Properties 16 Acquisitions / Dispositions 21 Income Reconciliations 10 Seaport District Operating Performance 17 Master Planned Community Land 22 Ward Village Condominiums 23 Other Assets 24 Debt Summary 25 Property-Level Debt 26 Ground Leases 28 Definitions 29 Reconciliations of Non-GAAP Measures 30 HowardHughes.com 214.741.7744 3

Company Profile - Summary & Results

Company Overview - Q2 2019

Exchange / Ticker	NYSE:	HHC
Share Price - June 30, 2019	$	123.84
Diluted Earnings / Share	$	0.31
FFO / Diluted Share	$	1.21
Core FFO / Diluted Share	$	1.52
AFFO / Diluted Share	$	1.45

Operating Portfolio by Region



From Wall St. to Waikiki
Elk Grove
CALIFORNIA
110 N. Wacker
CHICAGO
Landmark
VIRGINIA
Seaport District
NEW YORK
Downtown Columbia
MARYLAND
Summerlin
LAS VEGAS
Ward Village
HAWAII
Houston MPCs
Riverwalk
NEW ORLEANS
Howard Hughes

Recent Company Highlights

NEW YORK, June 27, 2019 -- (PRNewswire) -- The Howard Hughes Corporation (HHC) confirmed that its Board of Directors is conducting a broad review of potential strategic alternatives to maximize shareholder value. The Board has retained Centerview Partners to assist in its strategic review. A broad range of options is being considered including a sale, joint venture or spin-off of a portion of the company's assets; a recapitalization of the company; changes in the corporate structure of the company; or a sale of the company.

NEW YORK, June 24, 2019 -- (PRNewswire) -- HHC announced today it has secured a $250 million term loan for the redevelopment of the Seaport District. The five-year loan is being provided by a consortium of leading financial institutions administered by Civitas Alternative Investments. The term loan has an initial rate of 6.10% for its first two years, followed by London Interbank Offered Rate (LIBOR) + 4.10% with a LIBOR cap of 2.30%.

NEW YORK, June 6, 2019 -- (PRNewswire) -- As part of a thoughtful and comprehensive approach to urban planning within the Seaport District, HHC has selected Skidmore, Owings & Merrill LLP (SOM) to advance a forward-looking plan for the continuing evolution of Seaport District properties. SOM brings highly relevant expertise to this important commission and will work with HHC and local stakeholders to create a compelling vision that respects the area's character, its local community, and the dynamic role the Seaport has played throughout New York City's history.

HONOLULU, May 15, 2019 -- (PRNewswire) -- HHC announced that it has begun welcoming residents to Ke Kilohana®, the first reserved housing tower and fourth mixed-use residential building to be delivered at Ward Village®, the award-winning 60-acre master planned community transforming Honolulu's urban core.

Q2 2019 MPC & Condominium Results

$ in millions



Bridgeland
26%
Q2 2019
MPC
EBT
$47.2M
Summerlin
74%



'A'ali'i
37%
Waiea
27%
Q2 2019
Condo
sales
11 units
Anaha
9%
Ae'o
27%

Q2 2019 MPC EBT			Q2 2019 Condo Units Contracted	
Bridgeland	$	12.1	Waiea	3
Columbia		(0.3)	Anaha	1
Summerlin		35.2	Ke Kilohana	—
Woodlands/Woodlands Hills		0.2	Ae'o	3
			'A'ali'i	4
Total	**$**	**47.2**	**Total (a)**	**11**

(a) Total not including Kō'ula, our newest building that began public sales in January 2019 and contracted 45 units this quarter. Kō'ula is excluded as we have not yet commenced construction.

Howard Hughes.

HowardHughes.com 214.741.7744 4

Company Profile - Summary & Results (con't)

Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions



Retail
5%
Multi-
family
45%
Office
50%
Projected
Stabilized
NOI
$65.7M

Retail & Office S.F.	2,353,219
Multi-family Units	1,510
Hotel Keys	—
Other Units	—
Projected Stabilized NOI $	65.7

Currently Unstabilized

$ in millions



Other
2%
Hotel
37%
Office
41%
Retail
10%
Multi-
family
10%
Projected
Stabilized
NOI
$71.0M

Retail & Office S.F.	1,459,376
Multi-family Units	729
Hotel Keys	704
Other Units	1,384
Projected Stabilized NOI $	71.0

Currently Stabilized

$ in millions



Hotel
2%
Other
9%
Office
41%
Retail
36%
Multi-
family
12%
Projected
Stabilized
NOI
$180.4M

Retail & Office S.F.	5,572,289
Multi-family Units	1,601
Hotel Keys	205
Other Units	—
Projected Stabilized NOI $	180.4

Total

$ in millions



Hotel
10%
Other
6%
Office
42%
Retail
24%
Multifamily
18%
Projected
Stabilized
NOI
$317.1M

Retail & Office S.F.	9,384,884
Multi-family Units	3,840
Hotel Keys	909
Other Units	1,384
Projected Stabilized NOI $	317.1

Q2 2019 Operating Results by Property Type

Currently Under Construction

$ in millions



Q2 2019
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions



Other
1%
Office
19%
Multi-
family
10%
Retail
10%
Hotel
60%
2Q19
Unstabilized
NOI
$12.8M

Currently Stabilized

$ in millions



Other
17%
Hotel
3%
Office
38%
Retail
31%
Multi-
family
11%
2Q19
Stabilized
NOI
$47.6M

Total

$ in millions



Other
14%
Hotel
16%
Office
33%
Retail
27%
Multi-
family
10%
2Q19
Total
NOI
$60.4M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport NOI Yield and other project information. See page 29 for definitions of "Under Construction," "Unstabilized," "Stabilized" and "Net Operating Income (NOI)."

Howard Hughes

HowardHughes.com 214.741.7744 5

Financial Summary

($ in thousands, except share price and billions)	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	YTD Q2 2019	YTD Q2 2018
Company Profile							
Share price (a)	$123.84	$110.00	$97.62	$124.22	$132.50	$123.84	$132.50
Market Capitalization (b)	$5.4b	4.8b	4.2b	$5.4b	$5.7b	$5.4b	$5.7b
Enterprise Value (c)	$8.3b	7.7b	7.0b	$8.2b	$8.3b	$8.3b	$8.3b
Weighted avg. shares - basic	43,113	43,106	43,075	43,066	42,573	43,109	43,014
Weighted avg. shares - diluted	43,271	43,257	43,250	43,317	42,942	43,263	43,386
Total diluted share equivalents outstanding	43,223	43,223	43,077	43,194	43,325	43,223	43,325
Debt Summary							
Total debt payable (d)	$ 3,465,714	$ 3,274,379	$ 3,215,211	$ 3,296,486	$ 3,163,771	$ 3,465,714	$ 3,163,771
Fixed rate debt	$ 1,904,165	$ 1,675,207	$ 1,663,875	$ 1,651,695	$ 1,643,194	$ 1,904,165	$ 1,643,194
Weighted avg. rate - fixed	5.18%	5.06%	5.17%	4.60%	4.60%	5.18%	4.60%
Variable rate debt, excluding condominium financing	$ 1,561,549	$ 1,494,918	$ 1,454,579	$ 1,411,932	$ 1,355,523	$ 1,561,549	$ 1,355,523
Weighted avg. rate - variable	4.79%	4.85%	4.88%	4.78%	3.37%	4.79%	3.37%
Condominium debt outstanding at end of period	$ —	$ 104,254	$ 96,757	$ 232,859	$ 165,054	$ —	$ 165,054
Weighted avg. rate - condominium financing	N/A	5.74%	5.75%	6.04%	5.93%	N/A	5.93%
Leverage ratio (debt to enterprise value)	41.17%	42.16%	45.49%	39.54%	37.59%	41.17%	37.59%

(a) Presented as of period end date.
(b) Market capitalization = Closing share price at of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes.
HowardHughes.com 214.741.7744 6

Financial Summary (con't)

($ in thousands)	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	YTD Q2 2019	YTD Q2 2018
Earnings Profile							
Operating Assets Segment Income							
Revenues	$ 106,604	$ 89,107	$ 80,940	$ 83,676	$ 85,905	$ 195,711	$ 170,529
Expenses	(47,901)	(42,754)	(41,348)	(42,786)	(40,849)	(90,655)	(82,441)
Company's Share NOI - Equity investees	1,688	5,089	1,952	1,343	791	6,777	4,801
Operating Assets NOI (a)	60,391	51,442	41,544	42,233	45,847	111,833	92,889
Avg. NOI margin	57%	58%	51%	50%	53%	57%	54%
MPC Segment Earnings							
Total revenues	72,859	50,896	47,786	143,135	62,765	123,755	118,530
Total expenses (b)	40,406	(28,679)	(25,864)	(70,298)	(37,088)	69,085	(73,537)
Interest (expense) income, net (c)	(8,283)	7,543	7,093	6,626	6,808	(15,826)	13,200
Equity in earnings in real estate and other affiliates	(6,499)	7,837	1,602	9,454	14,100	(14,336)	25,228
MPC Segment EBT (c)	47,235	37,597	30,617	88,917	46,585	84,832	83,421
Seaport District Segment Income (d)							
Revenues	12,325	6,586	9,278	12,852	3,848	18,911	6,749
Expenses	(15,212)	(10,571)	(12,794)	(15,798)	(3,383)	(25,783)	(5,766)
Company's Share NOI - Equity investees	(42)	(195)	(134)	(452)	(127)	(237)	(127)
Seaport District NOI (e)	(2,929)	(4,180)	(3,650)	(3,398)	338	(7,109)	856
Avg. NOI margin	(24%)	(63%)	(39%)	(26%)	9%	(38%)	13%
Condo Gross Profit							
Revenues (f)	235,622	198,310	317,953	8,045	20,885	433,932	31,722
Expenses (f)	(220,620)	(137,694)	(220,849)	(6,168)	(28,816)	(358,314)	(35,545)
Condo Net Income (f)	$ 15,002	$ 60,616	$ 97,104	$ 1,877	$ (7,931)	$ 75,618	$ (3,823)

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the "Company" or "HHC") share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities ("MPC")-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Starting in the first quarter of 2019, the Seaport District has been moved out of our other segments and into a stand-alone segment for disclosure purposes. Segment information for all periods presented has been updated to reflect this change.
(e) Seaport District NOI = Seaport District NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.
(f) Revenues in 2019 and 2018 represent Condominium rights and unit sales and expenses represent Condominium rights and unit cost of sales as stated in our GAAP financial statements, based on the new revenue standard adopted January 1, 2018.

Howard Hughes
HowardHughes.com 214.741.7744 7

Balance Sheets

(In thousands, except par values and share amounts)	Q2 2019 Unaudited	Q2 2018 Unaudited	FY 2018 Unaudited	FY 2017 Unaudited
Assets:				
Investment in real estate:				
Master Planned Communities assets	$ 1,675,536	$ 1,640,298	$ 1,642,660	$ 1,642,278
Buildings and equipment	3,136,130	2,390,097	2,932,963	2,238,617
Less: accumulated depreciation	(444,461)	(341,599)	(380,892)	(321,882)
Land	303,384	273,444	297,596	277,932
Developments	1,349,855	1,739,787	1,290,068	1,196,582
Net property and equipment	6,020,444	5,702,027	5,782,395	5,033,527
Investment in real estate and other affiliates	117,821	99,444	102,287	76,593
Net investment in real estate	6,138,265	5,801,471	5,884,682	5,110,120
Cash and cash equivalents	650,702	606,715	499,676	861,059
Restricted cash	197,898	129,654	224,539	103,241
Accounts receivable, net	19,980	13,471	12,589	13,041
Municipal Utility District receivables, net	273,169	222,857	222,269	184,811
Notes receivable, net	300	4,085	4,694	5,864
Deferred expenses, net	108,198	93,319	95,714	80,901
Operating lease right-of-use assets, net	71,176	—	—	—
Prepaid expenses and other assets, net	249,490	262,125	411,636	370,027
Total assets	$ 7,709,178	$ 7,133,697	$ 7,355,799	$ 6,729,064
Liabilities:				
Mortgages, notes and loans payable, net	$ 3,422,490	$ 3,137,773	$ 3,181,213	$ 2,857,945
Operating lease obligations	71,125	—	—	—
Deferred tax liabilities	166,033	141,799	157,188	160,850
Accounts payable and accrued expenses	697,763	703,514	779,272	521,718
Total liabilities	**4,357,411**	**3,983,086**	**4,117,673**	**3,540,513**
Equity:				
Common stock: $.01 par value; 150,000,000 shares authorized, 43,661,694 shares issued and 43,141,845 outstanding as of June 30, 2019 and 43,511,473 shares issued and 42,991,624 outstanding as of December 31, 2018	437	436	436	433
Additional paid-in capital	3,329,062	3,314,197	3,322,433	3,302,502
Accumulated deficit	(75,043)	(180,967)	(120,341)	(109,508)
Accumulated other comprehensive loss	(28,542)	2,515	(8,126)	(6,965)
Treasury stock, at cost, 519,849 shares as of June 30, 2019 and December 31, 2018	(62,190)	(60,743)	(62,190)	(3,476)
Total stockholders' equity	3,163,724	3,075,438	3,132,212	3,182,986
Noncontrolling interests	188,043	75,173	105,914	5,565
Total equity	**3,351,767**	**3,150,611**	**3,238,126**	**3,188,551**
Total liabilities and equity	**$ 7,709,178**	**$ 7,133,697**	**$ 7,355,799**	**$ 6,729,064**
Share Count Details (In thousands)				
Shares outstanding at end of period (including restricted stock)	43,142	43,041	42,992	43,271
Dilutive effect of stock options (a)	81	127	117	200
Dilutive effect of warrants (b)	—	157	—	1,446
Total diluted share equivalents outstanding	43,223	43,325	43,109	44,917

(a) Stock options assume net share settlement calculated for the period presented.
(b) Warrants assume net share settlement and incremental shares for dilution calculated as of the date presented.

Howard Hughes.
HowardHughes.com 214.741.7744 8

Statements of Operations Comparative Statements of Operations: Total Portfolio (In thousands, except per share amounts) Q2 2019 Q2 2018 YTD Q2 2019 YTD Q2 2018 Revenues: Unaudited Unaudited Unaudited Unaudited Condominium rights and unit sales $ 235,622 $ 20,885 $ 433,932 $ 31,722 Master Planned Communities land sales 58,321 52,432 99,633 98,997 Minimum rents 54,718 50,509 108,804 99,912 Tenant recoveries 13,512 12,250 27,020 25,002 Hospitality revenues 25,576 22,569 48,505 45,630 Builder price participation 9,369 5,628 14,564 10,709 Other land revenues 5,569 4,712 10,298 8,843 Other rental and property revenues 28,629 12,020 42,450 21,869 Total revenues 431,316 181,005 785,206 342,684 Expenses: Condominium rights and unit cost of sales 220,620 28,816 358,314 35,545 Master Planned Communities cost of sales 28,006 26,383 44,824 52,426 Master Planned Communities operations 12,387 10,587 24,082 20,912 Other property operating costs 41,322 25,730 78,586 48,905 Rental property real estate taxes 9,674 7,502 19,505 15,629 Rental property maintenance costs 4,152 3,951 8,329 7,148 Hospitality operating costs 16,607 15,417 32,230 30,984 (Recovery) provision for doubtful accounts (86) 1,359 (88) 2,135 Demolition costs 550 6,660 599 13,331 Development-related marketing costs 5,839 7,188 11,541 13,266 General and administrative 30,072 26,886 55,404 51,150 Depreciation and amortization 38,918 29,087 75,049 57,275 Total expenses 408,061 189,566 708,375 348,706 Other: Loss on sale or disposal of real estate (144) — (150) — Other income, net 10,288 266 10,461 266 Total other 10,144 266 10,311 266 Operating income (loss) 33,399 (8,295) 87,142 (5,756) Interest income 2,251 2,603 4,824 4,679 Interest expense (24,203) (18,903) (47,529) (35,512) Equity in earnings from real estate and other affiliates 6,354 16,299 16,305 30,685 Income (loss) before taxes 17,801 (8,296) 60,742 (5,904) Provision for (benefit from) income taxes 4,473 (2,417) 15,489 (1,859) Net income (loss) 13,328 (5,879) 45,253 (4,045) Net loss attributable to noncontrolling interests 149 791 45 431 Net income (loss) attributable to common stockholders $ 13,477 $ (5,088) $ 45,298 $ (3,614) Basic income (loss) per share $ 0.31 $ (0.12) $ 1.05 $ (0.08) Diluted income (loss) per share $ 0.31 $ (0.12) $ 1.05 $ (0.08) HowardHughes.com 214.741.7744 9

Reconciliations of Net Income to FFO, Core FFO and AFFO

(In thousands, except share amounts)	Q2 2019	Q2 2018	YTD Q2 2019	YTD Q2 2018
RECONCILIATIONS OF NET INCOME TO FFO	Unaudited	Unaudited	Unaudited	Unaudited
Net income (loss) attributable to common stockholders	$ 13,477	$ (5,088)	$ 45,298	$ (3,614)
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	37,037	27,350	71,554	54,100
Loss on sale or disposal of real estate	144	—	150	—
Reconciling items related to noncontrolling interests	(149)	(791)	(45)	(431)
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,923	1,172	3,750	2,685
FFO	**$ 52,432**	**$ 22,643**	**$ 120,707**	**$ 52,740**
Adjustments to arrive at Core FFO:				
Severance expenses	$ 69	$ 63	$ 923	$ 281
Non-real estate related depreciation and amortization	1,880	1,738	3,495	3,175
Straight-line amortization	(2,020)	(3,088)	(4,154)	(6,428)
Deferred income tax expense (benefit)	4,118	(1,170)	14,821	(924)
Non-cash fair value adjustments related to hedging instruments	(92)	(652)	(220)	(868)
Share based compensation	2,928	2,828	5,653	5,354
Other non-recurring expenses (development related marketing and demolition costs)	6,389	13,848	12,140	26,597
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	99	156	163	250
Core FFO	**$ 65,803**	**$ 36,366**	**$ 153,528**	**$ 80,177**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (2,753)	$ (4,633)	$ (3,795)	$ (9,165)
Leasing commissions	(370)	(1,051)	(788)	(1,450)
AFFO	**$ 62,680**	**$ 30,682**	**$ 148,945**	**$ 69,562**
FFO per diluted share value	**$ 1.21**	**$ 0.53**	**$ 2.79**	**$ 1.22**
Core FFO per diluted share value	**$ 1.52**	**$ 0.85**	**$ 3.55**	**$ 1.87**
AFFO per diluted share value	**$ 1.45**	**$ 0.71**	**$ 3.44**	**$ 1.62**

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NOI by Region, excluding the Seaport District

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q2 2019 Occupied (#) Sq. Ft.	Q2 2019 Occupied (#) Units	Q2 2019 Leased (#) Sq. Ft.	Q2 2019 Leased (#) Units	Q2 2019 Occupied (%) Sq. Ft.	Q2 2019 Occupied (%) Units	Q2 2019 Leased (%) Sq. Ft.	Q2 2019 Leased (%) Units	Q2 2019 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100%	1,477,006	—	1,391,441	—	1,411,897	—	94%	—%	96%	—%	$ 38,071	$ 40,070	—
Office - Columbia	100%	1,256,848	—	1,149,127	—	1,196,360	—	91%	—%	95%	—%	22,045	22,779	—
Office - Summerlin	100%	387,813	—	386,327	—	386,327	—	100%	—%	100%	—%	11,100	10,200	—
Retail - Houston	100%	292,652	—	274,031	—	274,031	—	94%	—%	94%	—%	10,199	9,903	—
Retail - Columbia	100%	89,199	—	89,199	—	89,199	—	100%	—%	100%	—%	2,085	2,200	—
Retail - Hawaii	100%	925,490	—	867,243	—	867,243	—	94%	—%	94%	—%	18,608	19,800	—
Retail - Other	100%	267,886	—	248,666	—	259,092	—	93%	—%	97%	—%	6,082	6,500	—
Retail - Summerlin	100%	838,524	—	758,394	—	766,000	—	90%	—%	91%	—%	22,557	26,300	—
Multi-Family - Houston (d)	100%	23,280	1,097	23,126	1,031	23,126	1,056	99%	94%	99%	96%	15,349	16,600	—
Multi-Family - Columbia (d)	50%	13,591	380	13,591	362	13,591	367	100%	95%	100%	97%	2,762	2,900	—
Multi-Family - Summerlin	100%	—	124	—	123	—	123	—%	99%	—%	99%	2,220	2,200	—
Hospitality - Houston	100%	—	205	—	175	—	—	—%	85%	—%	—%	5,478	4,500	—
Other - Summerlin	100%	—	—	—	—	—	—	—%	—%	—%	—%	7,000	7,000	—
Other Assets (e)	—	—	—	—	—	—	—	—%	—%	—%	—%	9,004	9,409	—
Total Stabilized Properties (f)												**172,561**	**180,361**	—
Unstabilized Properties														
Office - Houston	100%	909,595	—	643,055	—	799,469	—	71%	—%	88%	—%	9,071	20,968	1.3
Office - Columbia	100%	124,635	—	92,141	—	92,141	—	74%	—%	74%	—%	1,291	3,500	2.0
Office - Summerlin	100%	144,615	—	113,994	—	141,886	—	79%	—%	98%	—%	993	3,500	1.0
Retail - Houston	100%	143,758	—	118,036	—	124,116	—	82%	—%	86%	—%	2,887	3,368	0.5
Retail - Hawaii	100%	108,747	—	75,397	—	104,281	—	69%	—%	96%	—%	1,842	3,759	0.3
Multi-Family - Houston	100%	—	292	—	232	—	243	—%	79%	—%	83%	1,729	3,500	1.0
Multi-Family - Columbia	50%	28,026	437	10,681	407	10,681	428	38%	93%	38%	98%	2,880	3,800	1.0
Hospitality - Houston	100%	—	704	—	459	—	—	—%	65%	—%	—%	21,799	27,000	1.0
Self Storage - Houston	100%	—	1,384	—	1,050	—	1,062	—%	76%	—%	77%	486	1,600	1.0
Total Unstabilized Properties												**$ 42,977**	**$ 70,995**	**1.2**

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NOI by Region, excluding the Seaport District (con't)

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q2 2019 Occupied (#) Sq. Ft.	Q2 2019 Occupied (#) Units	Q2 2019 Leased (#) Sq. Ft.	Q2 2019 Leased (#) Units	Q2 2019 Occupied (%) Sq. Ft.	Q2 2019 Occupied (%) Units	Q2 2019 Leased (%) Sq. Ft.	Q2 2019 Leased (%) Units	Q2 2019 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Under Construction Properties														
Office - Houston	100%	383,000	—	—	—	383,000	—	—%	—%	100%	—%	$ (1)	$ 9,500	0.5
Office - Columbia	100%	320,000	—	—	—	150,000	—	—%	—%	47%	—%	—	9,200	4.0
Office - Other	23%	1,500,000	—	—	—	1,000,000	—	—%	—%	67%	—%	—	14,421	4.0
Retail - Houston	100%	72,264	—	—	—	42,389	—	—%	—%	59%	—%	—	2,200	3.0
Retail - Hawaii	100%	11,336	—	—	—	—	—	—%	—%	—%	—%	—	637	3.0
Multi-Family - Houston	100%	—	861	—	—	—	—	—%	—%	—%	—%	—	15,914	3.6
Multi-Family - Columbia	100%	56,619	382	—	—	—	—	—%	—%	—%	—%	—	9,162	4.0
Multi-Family - Summerlin	100%	—	267	—	—	—	—	—%	—%	—%	—%	—	4,400	1.0
Other - Houston	100%	10,000	—	—	—	10,000	—	—%	—%	100%	—%	2	260	0.0
Total Under Construction Properties												**1**	**65,694**	**3.5**
Total/ Wtd. Avg. for Portfolio												**$ 215,539**	**$ 317,050**	**2.8**

(a) Includes our share of NOI for our joint ventures.

(b) Annualized 2Q19 NOI includes distribution received from cost method investment in 1Q19. For purposes of this calculation, this one time annual distribution is not annualized.

(c) Table above excludes Seaport District NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport District Est. stabilized yield and other project information.

(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

(e) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.

(f) For Stabilized Properties, the difference between 2Q19 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors.

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Stabilized Properties - Operating Assets Segment

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft./Units	Q2 2019 % Occ.	Q2 2019 % Leased	Annualized Q2 2019 NOI	Est. Stabilized NOI
Office							
3 Waterway Square	Houston, TX	100 %	232,021	100 %	100 %	$ 6,235	$ 6,900
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,813	6,856
1400 Woodloch Forest	Houston, TX	100 %	95,667	74 %	74 %	1,488	1,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	7,498	7,696
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	495	410
3831 Technology Forest	Houston, TX	100 %	95,078	100 %	100 %	2,446	2,268
9303 New Trails	Houston, TX	100 %	97,967	56 %	77 %	966	1,800
One Hughes Landing	Houston, TX	100 %	197,719	94 %	94 %	5,923	6,240
Two Hughes Landing	Houston, TX	100 %	197,714	98 %	98 %	6,206	6,000
10-70 Columbia Corporate Center	Columbia, MD	100 %	889,603	92 %	95 %	15,655	14,330
Columbia Office Properties	Columbia, MD	100 %	62,038	89 %	89 %	1,230	1,402
One Mall North	Columbia, MD	100 %	98,619	93 %	97 %	1,910	1,947
One Merriweather	Columbia, MD	100 %	206,588	91 %	95 %	3,251	5,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,346	4,500
One Summerlin	Las Vegas, NV	100 %	206,279	99 %	99 %	6,754	5,700
Total Office			**3,121,667**			**71,216**	**73,049**
Retail							
20/25 Waterway Avenue	Houston, TX	100 %	50,062	85 %	85 %	1,690	2,013
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	561	400
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	214	217
Creekside Village Green	Houston, TX	100 %	74,670	92 %	92 %	2,516	2,097
Hughes Landing Retail	Houston, TX	100 %	126,131	100 %	100 %	4,399	4,375
Waterway Garage Retail	Houston, TX	100 %	21,513	78 %	78 %	819	800
Columbia Regional	Columbia, MD	100 %	89,199	100 %	100 %	2,085	2,200
Ward Village Retail	Honolulu, HI	100 %	925,490	94 %	94 %	18,608	19,800
Downtown Summerlin	Las Vegas, NV	100 %	838,524	90 %	91 %	22,557	26,300
Outlet Collection at Riverwalk	New Orleans, LA	100 %	267,886	93 %	97 %	6,082	6,500
Total Retail			**2,413,751**			**$ 59,531**	**$ 64,703**

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Stabilized Properties - Operating Assets Segment (con't)

($ in thousands)

Property	Location	% Ownership	Rentable Sq. Ft. / Units (a)	Q2 2019 % Occ. (a)	Q2 2019 % Leased (a)	Annualized Q2 2019 NOI	Est. Stabilized NOI
Multi-family							
Millennium Six Pines Apartments	Houston, TX	100%	314	88%	91%	$ 4,258	$ 4,500
Millennium Waterway Apartments	Houston, TX	100%	393	95%	98%	4,153	4,600
One Lakes Edge	Houston, TX	100%	23,280 / 390	99% / 98%	99% / 99%	6,938	7,500
The Metropolitan Downtown Columbia	Columbia, MD	50%	13,591 / 380	100% / 95%	100% / 97%	2,762	2,900
Constellation	Las Vegas, NV	100%	124	99%	99%	2,220	2,200
Total Multi-family			**36,871 / 1,601**			**20,331**	**21,700**
Hotel							
Embassy Suites at Hughes Landing (b)	Houston, TX	100%	205	85%	85%	5,478	4,500
Total Hotel			**205**			**5,478**	**4,500**
Other							
Sarofim Equity Investment	Houston, TX	20%	NA	NA	NA	1,891	2,202
Stewart Title of Montgomery County, TX	Houston, TX	50%	NA	NA	NA	862	1,117
Woodlands Ground Leases	Houston, TX	100%	NA	NA	NA	1,850	1,662
Hockey Ground Lease	Las Vegas, NV	100%	NA	NA	NA	503	458
Summerlin Hospital Medical Center	Las Vegas, NV	5%	NA	NA	NA	3,625	3,625
Las Vegas Ballpark (c)	Las Vegas, NV	100%	NA	NA	NA	7,000	7,000
Other Assets	Various	100%	NA	NA	NA	274	344
Total Other						**16,005**	**16,408**
Total Stabilized						**$ 172,561**	**$ 180,360**

(a) Instances with two sets of rentable sq. ft/units, % occupied and % leased relate to multi-family assets with a retail component. In these cases, the first set of numbers relate to the retail asset and the second set relate to the multi-family asset.
(b) Hotel property percentage occupied is the average for Q2 2019.
(c) The Las Vegas Ballpark is home to the Las Vegas Aviators which HHC owns 100%.

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Unstabilized Properties - Operating Assets Segment

($ in thousands)

Project Name	Location	% Ownership	Rentable Sq. Ft. / Units	Q2 2019 % Occ. (a)	Q2 2019 % Leased (a)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q2 2019 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office											
Three Hughes Landing	Houston, TX	100%	320,815	78%	82%	$ 79,692	$ 90,133	$ 4,379	$ 7,600	2020	8%
1725 Hughes Landing	Houston, TX	100%	331,754	78%	95%	58,764	74,994	5,275	6,900	2020	9%
Lakefront North (c)	Houston, TX	100%	257,026	51%	86%	55,070	77,879	(583)	6,468	2021	8%
Two Merriweather	Columbia, MD	100%	124,635	74%	74%	33,740	40,941	1,291	3,500	2021	9%
Two Summerlin	Las Vegas, NV	100%	144,615	79%	98%	42,939	49,421	993	3,500	2020	7%
Total Office			**1,178,845**			**270,205**	**333,368**	**11,355**	**27,968**		
Retail											
Lakeland Village Center	Houston, TX	100%	83,497	80%	83%	14,489	$ 15,478	1,462	1,700	Q4 2019	11%
Ke Kilohana (d)	Honolulu, HI	100%	21,900	—%	100%	—	—	—	1,050	Q4 2019	n.a.
Anaha & Ae'o Retail (d)	Honolulu, HI	100%	86,847	79% / 89%	93% / 95%	—	—	1,842	2,709	Q4 2019	n.a.
Lake Woodlands Crossing	Houston, TX	100%	60,261	85%	91%	10,522	15,381	1,425	1,668	2020	11%
Total Retail			**252,505**			**25,011**	**30,859**	**4,729**	**7,127**		
Multi-family											
m.flats & TEN.M	Columbia, MD	50%	28,026 / 437	38% / 93%	38% / 98%	54,165	54,673	2,880	3,800	2020	7%
Creekside Apartments	Houston, TX	100%	292	79%	83%	40,058	42,111	1,729	3,500	2020	8%
Total Multi-family			28,026 / 729			**94,223**	**96,784**	**4,609**	**7,300**		
Hotel											
The Woodlands Resort & Conference Center	Houston, TX	100%	402	55%	55%	72,360	72,360	13,399	16,500	2020	8%
The Westin at The Woodlands	Houston, TX	100%	302	78%	78%	97,304	98,444	8,400	10,500	2020	11%
Total Hotel			**704**			**169,664**	**170,804**	**21,799**	**27,000**		
Other											
HHC 242 Self-Storage	Houston, TX	100%	639	80%	80%	8,228	8,228	253	800	2020	10%
HHC 2978 Self-Storage	Houston, TX	100%	745	73%	74%	7,828	7,828	233	800	2020	10%
Total Other			**1,384**			**16,056**	**16,056**	**486**	**1,600**		
Total Unstabilized						**$ 575,159**	**$ 647,871**	**$ 42,977**	**$ 70,995**		

(a) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of June 30, 2019. Each Hotel property Percentage Occupied is the average for Q2 2019. Instances with two sets of rentable sq. ft/ units, % occupied and % leased relate to multi-family assets with a retail component. In these cases, the first set of numbers relate to the retail asset and the second set relate to the multi-family asset.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) Lakefront North development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.

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Under Construction Projects - Strategic Developments Segment

($ in thousands, except Sq. Ft. and units)

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office											
110 North Wacker (c)	Chicago, IL	23% (d)	1,500,000	67%	Under Construction	Q2 2018	2023	$ 16,078	$ 16,078	$ 14,421	8%
100 Fellowship Drive	Houston, TX	100%	203,000	100%	Under Construction	Q1 2017	Q3 2019	52,443	63,278	5,100	8%
8770 New Trails	Houston, TX	100%	180,000	100%	Under Construction	Q1 2019	2020	3,484	45,985	4,400	10%
6100 Merriweather and Garage	Columbia, MD	100%	320,000	47%	Under Construction	Q2 2018	2023	64,138	138,221	9,200	7%
Total Office			**2,203,000**					**136,143**	**263,562**	**33,121**	
Retail											
'A'ali'i (e)	Honolulu, HI	100%	11,336	—%	Under Construction	Q4 2018	2022	—	—	637	—%
Creekside Park West	Houston, TX	100%	72,264	59%	Under Construction	Q4 2018	2022	5,807	22,625	2,200	10%
Total Retail			**83,600**					**5,807**	**22,625**	**2,837**	
Other											
Hughes Landing Daycare	Houston, TX	100%	10,000	100%	Under Construction	Q3 2018	Q4 2019	1,479	3,206	260	8%
Total Other			**10,000**					**1,479**	**3,206**	**260**	

Project Name	Location	% Ownership	Est. Rentable Sq. Ft. / # of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Juniper Apartments (f)	Columbia, MD	100%	56,619 / 382	$ 2,053	Under Construction	Q2 2018	2023	$ 32,217	$ 116,386	$ 9,162	8%
Tanager Apartments	Las Vegas, NV	100%	267	1,924	Under Construction	Q1 2018	2020	39,986	59,276	4,400	7%
Two Lakes Edge	Houston, TX	100%	386	2,690	Under Construction	Q2 2018	2024	37,769	107,706	8,529	8%
Lakeside Row	Houston, TX	100%	312	1,686	Under Construction	Q2 2018	2021	22,566	48,412	3,875	8%
Millennium Phase III	Houston, TX	100%	163	2,595	Under Construction	Q2 2019	2021	1,027	45,033	3,510	8%
Total Multi-family			**56,619 / 1,510**					**133,565**	**376,813**	**29,476**	
Total Under Construction								**$ 276,994**	**$ 666,206**	**$ 65,694**	

(a) Represents leases signed as of June 30, 2019 and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the second quarter of operations in which the asset may be stabilized.
(c) 110 North Wacker represents our member only. We are not including overhead allocations, development fees and leasing commissions in Develop. Costs Incurred and Est. Total Cost (Excl Land). Est. Total Cost (Excl. Land) represents HHC's total cash equity requirement. Develop. Costs Incurred represent HHC's equity in the project at June 30, 2019. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalization of the project. It does not include the impact of the partnership distribution waterfall.
(d) We revised the calculation of our effective ownership interest in 110 North Wacker based on the loan modification and joint venture funding commitment changes that occurred in May 2019. As a result of the modification and our reduced future funding commitments, our effective ownership percentage is 22.9%. Our share of estimated stabilized NOI has therefore decreased, but the 8% yield remains unchanged as our funding commitment decreased as well.
(e) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 23 of this supplement.
(f) Columbia Multi-family was renamed to Juniper Apartments as of Q1 2019.

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Seaport District Operating Performance

($ in thousands)	Real Estate Operations (Landlord) (a)			Managed Businesses (b)		Events, Sponsorships & Catering Business (c)	
	Historic District & Pier 17	Multi-Family (d)	Hospitality (e)	Historic District & Pier 17	Tin Building (f)		Q2 2019 Total
Revenues							
Rental revenue (g)	$ 1,670	$ 240	$ 749	$ 5	$ —	$ —	$ 2,664
Tenant recoveries	357	—	—	—	—	—	357
Other rental and property revenue	(29)	—	30	5,505	—	4,548	10,054
Total Revenues	1,998	240	779	5,510	—	4,548	13,075
Expenses							
Other property operating costs (g)	(3,282)	(130)	(795)	(6,398)	—	(5,399)	(16,004)
Total Expenses	(3,282)	(130)	(795)	(6,398)	—	(5,399)	(16,004)
Net Operating Income - Seaport District (h)	$ (1,284)	$ 110	$ (16)	$ (888)	$ —	$ (851)	$ (2,929)
Project Status	Unstabilized	Stabilized	Unstabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft / Units							
Total Sq. Ft. / units	282,237	13,000 / 21	66	88,995	53,396	28,598	
Leased Sq. Ft. / units (i)	133,199	— / 21	34	88,995	53,396	28,598	
% Leased or occupied (i)	47%	—% / 100%	52%	100%	100%	100%	
Development (j)							
Development costs incurred	$ 495,695	$ —	$ —	$ —	$ 55,299	$ —	$ 550,994
Estimated total costs (excl. land)	$ 595,018	$ —	$ —	$ —	$ 173,452	$ —	$ 768,470

Stabilization Statistics - Seaport Uplands, Pier 17 and Tin Building ($ in thousands)

Est. stabilized NOI (k)	$43,000 - $58,000
Est. stabilized year	2022
Est. stabilized yield	6% - 8%

(a) Real Estate Operations (Landlord) represents physical real estate developed and owned by HHC.
(b) Managed Businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended June 30, 2019, our managed businesses include, among others, 10 Corso Como Retail and Café, SJP by Sarah Jessica Parker, R17 and Cobble & Co.
(c) Events, Sponsorships & Catering Business includes private events, catering, sponsorships, concert series and other rooftop activities.
(d) Multi-Family includes 85 South Street.
(e) Hospitality represents Mr. C Seaport, of which HHC has a 35% ownership interest. Percentage occupied is the average for Q2 2019.
(f) Represents the food hall by Jean-Georges.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) See page 31 for the reconciliation of Seaport District NOI.
(i) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses. The decrease from Q1 2019 is due to the closing of Abercrombie & Fitch. Including managed businesses, events, sponsorships, catering and the Tin Building, we are approximately 67% leased.
(j) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $65.0 million.
(k) The expected range of stabilized yields is wider than our other projects because the Seaport District has a greater range of possible outcomes than our other projects, which may cause the ultimate results to fall outside of the expected range. The increased uncertainty is largely the result of (i) business operating risks, (ii) seasonality, (iii) potential sponsorship revenue and (iv) event revenue.

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MPC Portfolio

Master Planned Communities- Remaining Saleable Acres (a)

Income Producing Assets - Stabilized and Unstabilized



Commercial 20%
Residential 80%
Commercial 39%
Residential 61%
Commercial 100%
Unstabilized 25%
Stabilized 75%
Stabilized 52%
Unstabilized 48%
Stabilized 57%
Unstabilized 43%

($ in thousands)	Nevada	Texas	Maryland	Total (c)
MPC Performance - 2Q19 & 2Q18				
MPC Net Contribution (2Q19) (b)	$18,190	$(10,679)	$(329)	$7,182
MPC Net Contribution (2Q18) (b)	$20,525	$(12,344)	$(177)	$8,004
Operating Asset Performance - 2019 & Future				
Annualized 2Q19 in-place NOI	$47,998	$109,639	$31,069	$188,706
Est. stabilized NOI (future) (d)	$57,683	$160,340	$53,541	$271,564
Wtd. avg. time to stab. (yrs.)	1.0	2.4	3.4	—

(a) Commercial acres may be developed by us or sold.
(b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution for the three months ended June 30, 2019 is found under Reconciliation of Non-GAAP Measures on page 30.
(c) Total excludes NOI from non-core operating assets and NOI from core assets within Hawai'i and New York as these regions are not defined as MPCs.
(d) Est. Stabilized NOI (Future) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction.

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Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft..	1,477,006	—	—	387,813	1,256,848	3,121,667	—	—	—	—
Retail Sq. Ft.	315,932	—	—	838,524	102,790	1,257,246	925,490	13,000	267,886	1,206,376
Multifamily units	1,097	—	—	124	380	1,601	—	21	—	21
Hotel Rooms	205	—	—	—	—	205	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft..	909,595	—	—	144,615	124,635	1,178,845	—	—	—	—
Retail Sq.Ft. (a)	60,261	—	83,497	—	28,026	171,784	108,747	399,830	—	508,577
Multifamily units	292	—	—	—	437	729	—	—	—	—
Hotel rooms	704	—	—	—	—	704	—	66	—	66
Self Storage Units	1,384	—	—	—	—	1,384	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft..	383,000	—	—	—	320,000	703,000	—	—	1,500,000	1,500,000
Retail Sq. Ft.	72,264	—	—	—	56,619	128,883	11,336	53,396	—	64,732
Other Sq. Ft.	10,000	—	—	—	—	10,000	—	—	—	—
Multifamily units	549	—	312	267	382	1,510	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	2,132	n.a.	n.a.	2,132
Current Residents (b)	117,100	36	10,100	110,000	112,000	349,236	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	108	1,369	2,244	3,246	n.a.	6,967	151	n.a.	n.a.	151
Estimated price per acre (c)	652	318	410	565	n.a.	—	n.a.	n.a.	n.a.	—
Commercial Land										
Total acreage remaining	737	175	1,543	831	96	3,382	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	1,027	515	539	1,091	580	—	n.a.	n.a.	n.a.	—

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.

(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors.

(b) Acreage shown as of June 30, 2019; current residents shown as of December 31, 2018.

(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2019 land models.

Howard Hughes.
HowardHughes.com 214.741.7744 19

Lease Expirations



Office and Retail Lease Expirations
Total Office and Retail Portfolio as of June 30, 2019
% of Annualized Cash Rent Expiring
30%
24%
18%
12%
6%
0%
Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail Office Retail
2019 | 2020 | 2021 | 2022 | 2023 | 2024 | 2025 | 2026 | 2027 | 2028 | 2029+
Houston
Summerlin
Columbia
Hawaii
Other

	Office Expirations (a)			Retail Expirations (a)		
Expiration Year	Annualized Cash Rent (In thousands)	Percentage of Annualized Cash Rent	Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.	Annualized Cash Rent (In thousands)	Percentage of Annualized Cash Rent	Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft.
2019	$ 3,969	2.60%	$ 21.84	$ 2,167	2.00%	$ 34.49
2020	7,582	4.97%	29.97	8,368	7.74%	50.24
2021	6,719	4.40%	31.91	6,524	6.04%	26.80
2022	16,781	11.00%	32.54	6,117	5.66%	45.98
2023	12,889	8.45%	29.74	8,634	7.99%	46.16
2024	16,386	10.74%	30.59	7,663	7.09%	42.52
2025	12,383	8.12%	34.78	25,687	23.77%	54.47
2026	5,994	3.93%	36.16	5,837	5.40%	38.63
2027	15,100	9.90%	29.49	5,357	4.96%	40.61
2028	9,824	6.44%	42.08	7,662	7.09%	46.58
Thereafter	44,924	29.45%	39.20	24,070	22.26%	25.52
Total	**$ 152,551**	**100.00%**		**$ 108,086**	**100.00%**	

(a) Excludes leases with an initial term of 12 months or less.

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Acquisition / Disposition Activity Acquisition / Disposition Activity (In thousands, except rentable Sq. Ft. / Units / Acres) Q2 2019 Acquisitions Rentable Date Acquired Property % Ownership Location Sq. Ft. / Units / Acres Acquisition Price No acquisition activity in Q2 2019 Q2 2019 Dispositions Rentable Date Sold Property % Ownership Location Sq. Ft. / Units / Acres Sale Price No disposition activity in Q2 2019 HowardHughes.com 214.741.7744 21

Master Planned Community Land

($ in thousands)	The Woodlands Q2 2019	The Woodlands Q2 2018	The Woodlands Hills Q2 2019	The Woodlands Hills Q2 2018	Bridgeland Q2 2019	Bridgeland Q2 2018	Summerlin Q2 2019	Summerlin Q2 2018	Maryland Q2 2019	Maryland Q2 2018	Total Q2 2019	Total Q2 2018
Revenues:												
Residential land sale revenues	$ 9,013	$ 10,910	$ 3,142	$ 2,273	$ 16,432	$ 9,011	$ 29,701	$ 28,838	$ —	$ —	$ 58,288	$ 51,032
Commercial land sale revenues	—	—	—	—	34	1,400	—	—	—	—	34	1,400
Builder price participation	89	90	44	—	280	125	8,956	5,413	—	—	9,369	5,628
Other land sale revenues	1,884	1,795	1	4	71	42	3,212	2,864	—	—	5,168	4,705
Total revenues	10,986	12,795	3,187	2,277	16,817	10,578	41,869	37,115	—	—	72,859	62,765
Expenses:												
Cost of sales - residential land	(4,576)	(4,209)	(1,613)	(1,043)	(6,377)	(3,010)	(15,432)	(17,789)	—	—	(27,998)	(26,051)
Cost of sales - commercial land	—	—	—	—	(8)	(331)	—	—	—	—	(8)	(331)
Real estate taxes	(1,237)	(1,528)	(67)	(83)	(500)	(430)	(815)	(674)	(129)	(150)	(2,748)	(2,865)
Land sales operations	(4,263)	(3,301)	(1,148)	(482)	(1,795)	(1,656)	(2,259)	(2,133)	(173)	(184)	(9,638)	(7,756)
Depreciation and amortization	(34)	(34)	—	—	(33)	(33)	(20)	(19)	—	—	(87)	(86)
Other (loss) income, net	73	—	—	—	—	—	—	—	—	—	73	—
Total operating expenses	(10,037)	(9,072)	(2,828)	(1,608)	(8,713)	(5,460)	(18,526)	(20,615)	(302)	(334)	(40,406)	(37,089)
Net interest capitalized (expense)	(1,316)	(1,175)	303	206	3,971	3,155	5,325	4,471	—	151	8,283	6,808
Equity in earnings from real estate affiliates	—	—	—	—	—	—	6,499	14,100	—	—	6,499	14,100
EBT	$ (367)	$ 2,548	$ 662	$ 875	$ 12,075	$ 8,273	$ 35,167	$ 35,071	$ (302)	$ (183)	$ 47,235	$ 46,584
Key Performance Metrics:												
Residential												
Total acres closed in current period	16.1	13.7	11.1	8.8	40.7	22.6	44.3	38.6	NM	NM		
Price per acre achieved (a)	$560	$798	$283	$260	$404	$399	$692	$592	NM	NM		
Avg. gross margins	49.2%	61.4%	48.7%	54.1%	61.2%	66.6%	48.0%	38.3%	NM	NM		
Commercial												
Total acres closed in current period	—	—	—	—	—	2.0	—	—	—	—		
Price per acre achieved	NM	NM	NM	NM	NM	$573	NM	NM	NM	NM		
Avg. gross margins	NM	NM	NM	NM	NM	76.4%	NM	NM	NM	NM		
Avg. combined before-tax net margins	49.2%	61.0%	48.7%	54.0%	61.2%	68.0%	48.0%	38.0%	NM	NM		

Key Valuation Metrics	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Maryland
Remaining saleable acres					
Residential	108 (b)	1,369	2,244	3,246	—
Commercial	737	175	1,543	831	96 (c)
Projected est. % superpads / lot size	—% / —	—% / —	—% / —	88% / 0.25 ac	NM
Projected est. % single-family detached lots / lot size	56% / 0.32 ac	86% / 0.23 ac	89% / 0.17 ac	—% / —	NM
Projected est. % single-family attached lots / lot size	44% / 0.07 ac	14% / 0.13 ac	10% / 0.10 ac	—% / —	NM
Projected est. % custom homes / lot size	—% / —	—% / —	1% / 1.00 ac	12% / 0.45 ac	NM
Estimated builder sale velocity (blended total - TTM) (d)	33	9	68	100	NM
Projected GAAP gross margin, residential / commercial (e)	55.5% / 75.6%	62.4% / 62.4%	66.6% / 66.6%	53.7% / 53.7%	NM
Projected cash gross margin (f)	99.0%	88.6%	80.1%	71.3%	NM
Residential sellout / Commercial buildout date estimate					
Residential	2023	2029	2034	2039	—
Commercial	2027	2027	2045	2039	2023

(a) The 2019 price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales, which positively impacted results.
(b) The Woodlands Residential reports remaining saleable acres on a gross basis due to potential changes in land usage and the unknown acreage that may be set aside for drainage, parks and roads for undeveloped land.
(c) Does not include 31 commercial acres held in the Strategic Developments segment in Downtown Columbia.
(d) Represents the average monthly builder homes sold over the last twelve months ended June 30, 2019.
(e) GAAP gross margin is net of MUDs and is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. The projected margin is the Company's estimate of the 2019 margin.
(f) Projected cash gross margin is net of MUDs and includes all future projected revenue less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest based on the Company's 2019 land models.
NM Not meaningful.

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HowardHughes.com 214.741.7744 22

Ward Village Condominiums

	Waiea (a)	Anaha (b)	Ae'o (c)	Ke Kilohana (d)	'A'ali'i (e)	Total (h)
Key Metrics ($ in thousands)						
Type of building	Ultra-Luxury	Luxury	Upscale	Workforce	Upscale	
Number of units	177 (f)	317	465	423	750	2,132
Avg. unit Sq. Ft.	2,138	1,417	838	696	518	891
Condo Sq. Ft.	378,488	449,205	389,663	294,273	388,210	1,899,839
Street retail Sq. Ft.	8,200	16,100	70,800	21,900	11,336	128,336
Stabilized retail NOI	$ 453	$ 1,152	$ 1,557	$ 1,081	$ 637	$ 4,880
Stabilization year	2017	2019	2019	2020	2022	
Development progress ($ in millions)						
Status	Opened	Opened	Opened	Opened	Under Construction	
Start date	2Q14	4Q14	1Q16	4Q16	4Q18	
Completion date/status	Complete	Complete	Complete	Complete	2021	
Total development cost	$ 452	$ 401	$ 430	$ 219	$ 412	$ 1,914
Cost-to-date	$ 410	$ 390	$ 385	$ 211	$ 65	$ 1,461
Remaining to be funded	$ 42	$ 11	$ 45	$ 8	$ 347	$ 453
Financial Summary ($ in thousands, except per Sq. Ft.)						
Units closed (through Q2 2019)	169	314	463	418	—	1,364
Units under contract (through Q2 2019)	2	—	1	2	612	617
Total % of units closed or under contract	96.6%	99.1%	99.8%	99.3%	81.6%	92.9%
Units closed (current quarter)	3	1	3	418	—	425
Units under contract (current quarter)	3	1	3	—	4	11
Square footage closed or under contract (total)	357,479	434,157	388,680	292,056	298,075	1,770,447
Total % square footage closed or under contract	94.4%	96.7%	99.7%	99.2%	76.8%	93.2%
Target condo profit margin at completion (excl. land cost)						~30%
Total cash received (closings & deposits)						$ 1,944,600
Total GAAP revenue recognized						$ 1,862,097
Expected avg. price per Sq. Ft.	$ 1,900 - $1,950	$ 1,100 - $1,150	$ 1,300 - $1,350	$ 700 - $750	$ 1,300 - $1,350	$ 1,300 - 1,325
Expected construction costs per retail Sq. Ft.						$ ~1,100
Deposit Reconciliation (in thousands)						
Deposits from sales commitment						
Spent towards construction	$ —	$ —	$ —	$ —	$ —	$ —
Held for future use (g)	—	—	—	—	75,660	75,660
Total deposits from sales commitment	$ —	$ —	$ —	$ —	$ **75,660**	$ **75,660**

(a) We began delivering units at Waiea in November 2016. As of June 30, 2019, we have closed on 169 units. We have two under contract, and six units remain to be sold.
(b) We began delivering units at Anaha in October 2017. As of June 30, 2019, we have closed on 314 units. We have no units under contract, and three units remain to be sold.
(c) We began delivering units at Ae'o in November 2018. As of June 30, 2019, we have closed on 463 units. We have one unit under contract, and one units remains to be sold.
(d) Ke Kilohana consists of 375 workforce units and 48 market rate units. As of June 30, 2019, we have closed on 418 units. We have two under contract, and three units remain to be sold.
(e) We broke ground on 'A'ali'i in the fourth quarter of 2018. As of June 30, 2019, we have entered into contracts for 612 of the units.
(f) The increase in number of units at Waiea from 2018 is a result of subdividing one large unit due to demand for smaller units in the tower.
(g) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.
(h) Total not including Kô'ula, our newest building that began public sales in January 2019 and contracted 45 units this quarter. Kô'ula is excluded as we have not yet commenced construction.

Howard Hughes. HowardHughes.com 214.741.7744 23

Other Assets

Property Name	City, State	% Own	Acres	Notes
Planned Future Development				
The Elk Grove Collection	Elk Grove, CA	100%	64	Sold 36 acres for $36 million in total proceeds in 2017. We are assessing our plans for the remaining acres. Previous development plans have been placed on hold as we believe we can allocate capital into core assets and achieve a better risk-adjusted return.
Landmark Mall	Alexandria, VA	100%	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Cottonwood Mall	Holladay, UT	100%	54	Under contract as of June 30, 2019.
Circle T Ranch and Power Center	Westlake, TX	50%	207	50/50 joint venture with Hillwood Development Company. In 2016, HHC sold 72 acres to an affiliate of Charles Schwab Corporation.
West Windsor	West Windsor, NJ	100%	658	Zoned for approximately 6 million square feet of commercial uses.
Monarch City	Allen, TX	100%	238	Located 27 miles north of Downtown Dallas, this 261-acre mixed-use development received unanimous zoning approval June 26, 2019.
Bridges at Mint Hill	Charlotte, NC	91%	210	Zoned for approximately 1.3 million square feet of commercial uses.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport District. While the Company is in the initial planning stages for this strategic site, it will continue to be used as a parking lot.
Sterrett Place	Columbia, MD	100%	3	In November 2017, we acquired the note secured by the land and improvements for a purchase price of $5.3 million. In 2018, we foreclosed on the property, resulting in the acquisition of the land and improvements. We are in the process of relocating the last tenants in the building and plan to commence demolition in late 2019.
American City Building	Columbia, MD	100%	3	On December 20, 2016, we acquired the American City Building, a 117,098 square foot building in Columbia, Maryland, for $13.5 million. We are in the process of formulating redevelopment plans for this property.

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Debt Summary

(In thousands)	June 30, 2019	December 31, 2018
Fixed-rate debt:		
Unsecured 5.375% Senior Notes	$ 1,000,000	$ 1,000,000
Secured mortgages, notes and loans payable	889,654	648,707
Special Improvement District bonds	14,511	15,168
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,561,549	1,454,579
Condominium financing (a)	—	96,757
Mortgages, notes and loans payable	3,465,714	3,215,211
Unamortized bond issuance costs	(5,678)	(6,096)
Deferred financing costs	(37,546)	(27,902)
Total mortgages, notes and loans payable, net	3,422,490	3,181,213
Total unconsolidated mortgages, notes and loans payable at pro-rata share	100,228	96,185
Total Debt	**$ 3,522,718**	**$ 3,277,398**

Net Debt on a Segment Basis, at share as of June 30, 2019

(In thousands)	Operating Assets	Seaport District	Master Planned Communities	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, excluding condominium financing (a) (b)	$ 1,780,882	$ 351,684	$ 231,913	$ 154,994	$ 2,519,473	$ 1,003,244	$ 3,522,717
Condominium financing (a)	—	—	—	—	—	—	—
Less: cash and cash equivalents (b)	(70,497)	(1,605)	(177,002)	(34,556)	(283,660)	(429,276)	(712,936)
Special Improvement District receivables	—	—	(18,091)	—	(18,091)	—	(18,091)
Municipal Utility District receivables	—	—	(273,169)	—	(273,169)	—	(273,169)
TIF Receivable	—	—	—	(5,820)	(5,820)	—	(5,820)
Net Debt	**$ 1,710,385**	**$ 350,079**	**$ (236,349)**	**$ 114,618**	**$ 1,938,733**	**$ 573,968**	**$ 2,512,701**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of June 30, 2019 (c)

(In thousands)	Remaining in 2019	2020	2021	2022	2023	2024	Thereafter	Total
Mortgages, notes and loans payable	$ 46,032	$ 206,693	$ 418,782	$ 248,434	$ 787,783	$ 353,299	$ 1,404,692	$ 3,465,715
Interest payments	87,334	167,240	152,981	137,706	119,882	80,454	122,311	867,908
Ground lease and other leasing commitments	3,028	7,272	7,111	6,373	6,390	6,432	266,855	303,461
Total consolidated debt maturities and contractual obligations	**$ 136,394**	**$ 381,205**	**$ 578,874**	**$ 392,513**	**$ 914,055**	**$ 440,185**	**$ 1,793,858**	**$ 4,637,084**

(a) As of June 30, 2019 and December 31, 2018, $615.0 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. An additional $55.0 million and $50.0 million of variable rate debt was subject to interest rate collars as of June 30, 2019 and December 31, 2018, respectively, and $75.0 million of variable rate debt was capped at a maximum interest rate as of June 30, 2019 and December 31, 2018.
(b) Each segment includes our share of related cash and debt balances for all joint ventures included in Investments in real estate and other affiliates.
(c) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date. Extension periods generally may be exercised at our option at the initial maturity date, subject to customary extension terms that are based on property performance as of the initial maturity date and/or extension date. Such extension terms may include, but are not limited to, minimum debt service coverage, minimum occupancy levels or condominium sales levels, as applicable, and other performance criteria. We may have to pay down a portion of the debt if we do not meet the requirements to exercise the extension option.

Howard Hughes HowardHughes.com 214.741.7744 25

Property-Level Debt

($ in thousands)

Asset		Q2 2019 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Master Planned Communities							
The Woodlands Master Credit Facility	$	150,000	L+275	Floating/Cap	5.15%		Apr-20 / Apr-21
Bridgeland Credit Facility		65,000	L+315	Floating	5.47%		Nov-20 / Nov-22
		215,000					
Operating Assets							
Outlet Collection at Riverwalk		46,584	L+250	Floating	4.90%		Oct-19 / Oct-20
Three Hughes Landing		58,456	L+260	Floating	5.00%		Dec-19 / Dec-20
Downtown Summerlin		262,997	L+215	Floating	4.55%		Sep-20 / Sep-21
Two Merriweather		26,242	L+250	Floating	4.90%		Oct-20 / Oct-21
HHC 242 Self-Storage		5,499	L+260	Floating	5.00%		Dec-21 / Dec-22
HHC 2978 Self-Storage		5,395	L+260	Floating	5.00%		Dec-21 / Dec-22
20/25 Waterway Avenue		13,263	0.0479	Fixed	4.79%		May-22
Millennium Waterway Apartments		53,560	3.75%	Fixed	3.75%		Jun-22
Aristocrat		27,795	P+40	Floating	5.90%		Oct-22
Two Summerlin		26,918	P+40	Floating	5.90%		Oct-22
Lake Woodlands Crossing Retail		10,791	L+180	Floating	4.20%		Jan-23
A'ali'i		—	L+310	Floating	5.50%		Jun-22 / June-23
Senior Secured Credit Facility		615,000	4.61%	Floating/Swap	4.61%	(b)	Sep-23
The Woodlands Resort & Conference Center		62,500	L+250	Floating	4.90%		Dec-21 / Dec-23
Lakefront North		26,153	L+200	Floating	4.40%		Dec-22 / Dec-23
9303 New Trails		11,406	4.88%	Fixed	4.88%		Dec-23
4 Waterway Square		33,401	4.88%	Fixed	4.88%		Dec-23
3831 Technology Forest Drive		21,356	0.045	Fixed	4.50%		Mar-26
Kewalo Basin Harbor		8,676	L+275	Floating	5.15%		Sep-27
Millennium Six Pines Apartments		42,500	3.39%	Fixed	3.39%		Aug-28
3 Waterway Square		48,337	3.94%	Fixed	3.94%		Aug-28
One Hughes Landing		52,000	4.30%	Fixed	4.30%		Dec-29
One Lakes Edge		69,440	4.50%	Fixed	4.50%		Mar-29
Two Hughes Landing		48,000	4.2%	Fixed	4.20%		Dec-30
Constellation Apartments		24,200	4.07%	Fixed	4.07%		Jan-33
Hughes Landing Retail		35,000	3.5%	Fixed	3.50%		Dec-36
Columbia Regional Building		24,867	0.0448	Fixed	4.48%		Feb-37
Las Vegas Ballpark		51,231	4.92%	Fixed	4.92%		Dec-39
	$	1,711,567					

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Property-Level Debt (con't)

($ in thousands)

Asset		Q2 2019 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Seaport District						
250 Water Street	$	99,723	6.00%	Fixed	6.00%	Jun-20
Seaport District (c)		250,000	6.10%	Fixed to Floating	6.10%	Jun-24
		349,723				
Strategic Developments						
100 Fellowship Drive		42,686	L+150	Floating	3.90%	May-22
Lakeside Row		11,317	L+225	Floating	4.65%	Jul-22 / Jul-23
Two Lakes Edge		12,145	L+215	Floating	4.55%	Oct-22 / Oct-23
Creekside Park West		1,334	L+225	Floating	4.65%	Mar-23 / Mar-24
110 North Wacker		54,956	L+300	Floating/Collar	5.40%	Apr-22 / Apr-24
6100 Merriweather		16,118	L+275	Floating	5.15%	Sep-22 / Sep-24
Juniper Apartments (d)		—	L+275	Floating	5.15%	Sep-22 / Sep-24
Tanager Apartments		24,988	L+225	Floating	4.65%	Oct-21 / Oct-24
8770 New Trails		—	L+245	Floating	4.85%	Jun-21 / Jan-32
		163,544				
Total (e)	$	2,439,834				

(a) Extended maturity assumes all extension options are exercised if available based on property performance.
(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.
(c) The loan initially bears interest at 6.10% and matures on June 1, 2024. The loan will begin bearing interest at one-month LIBOR plus 4.10%, subject to a LIBOR cap of 2.30% and LIBOR floor of 0.00%, at the earlier of June 20, 2021 or the date certain debt coverage ratios are met.
(d) Formerly known as Columbia Multi-family.
(e) Excludes JV debt, Corporate level debt, and SID bond debt related to Summerlin MPC and retail.

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Summary of Ground Leases Summary of Ground Leases Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date June 30, 2019 2019 2020 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 780 $ 441 $ 1,737 $ 42,185 $ 44,363 Seaport 100% 2031 (b) 534 1,089 2,199 221,019 224,307 Kewalo Basin Harbor 100% 2049 — — 300 8,600 8,900 $ 1,314 $ 1,530 $ 4,236 $ 271,804 $ 277,570 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031 but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. HowardHughes.com 214.741.7744 28

Definitions Definitions Stabilized - Properties in the Operating Assets and Seaport District segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport District segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport District segments for which construction has commenced as of June 30, 2019, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income ("NOI") as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport District segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. HowardHughes.com 214.741.7744 29

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

(In thousands)	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	YTD Q2 2019	YTD Q2 2018
Total Operating Assets segment EBT (a)	$ 12,628	$ 5,686	$ (5,793)	$ (4,115)	$ 5,385	$ 18,314	$ 13,750
Depreciation and amortization	28,938	27,108	29,265	26,470	24,198	56,046	47,558
Interest expense, net	20,059	18,991	18,664	18,892	17,308	39,050	33,995
Equity in earnings from real estate and other affiliates	(45)	(2,709)	(487)	75	1,000	(2,754)	(1,583)
Impact of straight-line rent	(2,537)	(2,845)	(3,277)	(3,243)	(2,414)	(5,382)	(5,536)
Other	(340)	122	707	2,811	(421)	(218)	(107)
Total Operating Assets NOI - Consolidated	**58,703**	**46,353**	**39,079**	**40,890**	**45,056**	**105,056**	**88,077**
Redevelopments							
110 North Wacker	—	—	513	—	—	—	—
Total Operating Asset Redevelopments NOI	**—**	**—**	**513**	**—**	**—**	**—**	**—**
Dispositions							
Cottonwood Square	—	—	—	—	—	—	11
Park West	—	—	—	—	—	—	—
Total Operating Asset Dispositions NOI	**—**	**—**	**—**	**—**	**—**	**—**	**11**
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**58,703**	**46,353**	**39,592**	**40,890**	**45,056**	**105,056**	**88,088**
Company's Share NOI - Equity investees	**1,688**	**1,464**	**1,952**	**1,343**	**791**	**3,152**	**1,366**
Distributions from Summerlin Hospital Investment	**—**	**3,625**	**—**	**—**	**—**	**3,625**	**3,435**
Total Operating Assets NOI	**$ 60,391**	**$ 51,442**	**$ 41,544**	**$ 42,233**	**$ 45,847**	**$ 111,833**	**$ 92,889**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2019 presentation.

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Reconciliation of Non-GAAP Measures (con't) Reconciliation of Non-GAAP Measures Reconciliation of Seaport District segment EBT to Total NOI: (In thousands) Q2 2019 Q1 2019 Q4 2018 Q3 2018 Q2 2018 YTD Q2 2019 YTD Q2 2018 Total Seaport District segment EBT (a) $ (14,270) $ (15,852) $ (15,660) $ (8,798) $ (856) $ (30,122) $ 593 Depreciation and amortization 6,753 6,193 5,959 2,309 1,953 12,946 4,197 Interest expense (income), net 1,924 1,532 2,176 (1,471) (3,278) 3,456 (6,995) Equity in (earnings) loss from real estate and other affiliates 451 632 14 452 240 1,083 240 Impact of straight-line rent 491 755 179 (274) (156) 1,246 (338) Loss on sale or disposal of real estate — 6 — — — 6 — Other - development related 1,764 2,749 3,816 4,836 2,562 4,513 3,286 Total Seaport District NOI - Consolidated (2,887) (3,985) (3,516) (2,946) 465 (6,872) 983 Company's Share NOI - Equity investees (42) (195) (134) (452) (127) (237) (127) Total Seaport District NOI $ (2,929) $ (4,180) $ (3,650) $ (3,398) $ 338 $ (7,109) $ 856 (a) EBT excludes corporate expenses and other items that are not allocable to the segments. Prior periods have been adjusted to be consistent with fiscal 2019 presentation. HowardHughes.com 214.741.7744 31

Reconciliation of Non-GAAP Measures (con't)

(In thousands)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue				
Total residential land sales closed in period	$ 59,248	$ 45,063	$ 98,727	$ 87,842
Total commercial land sales closed in period	—	1,398	—	1,398
Net recognized (deferred) revenue:				
Bridgeland	34	2	34	4
Summerlin	(970)	3,134	475	3,887
Total net recognized (deferred) revenue	(936)	3,136	509	3,891
Special Improvement District bond revenue	10	2,834	398	5,866
Total land sales revenue - GAAP basis	$ 58,322	$ 52,431	$ 99,634	$ 98,997

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Reconciliation of MPC Segment EBT to MPC Net Contribution				
MPC segment EBT	$ 47,235	$ 46,584	$ 84,832	$ 83,420
Plus:				
Cost of sales - land	28,006	26,383	44,824	52,426
Depreciation and amortization	86	86	246	167
MUD and SID bonds collections, net	119	(2,380)	981	(5,004)
Distributions from real estate and other affiliates	1,306	2,745	2,741	2,745
Less:				
MPC development expenditures	(63,071)	(49,266)	(119,843)	(91,266)
MPC land acquisitions	—	(2,048)	(752)	(2,554)
Equity in earnings in real estate and other affiliates	(6,499)	(14,100)	(14,336)	(25,228)
MPC Net Contribution	$ 7,182	$ 8,004	$ (1,307)	$ 14,706

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Reconciliation of Segment EBTs to Net Income				
Operating Assets segment EBT	$ 12,628	$ 5,385	$ 18,314	$ 13,750
MPC segment EBT	47,235	46,584	84,832	83,420
Seaport District segment EBT	(14,270)	(856)	(30,122)	593
Strategic Developments segment EBT	13,343	(4,750)	73,989	1,502
Corporate and other items	(41,135)	(54,659)	(86,271)	(105,169)
Income before taxes	17,801	(8,296)	60,742	(5,904)
(Provision for) benefit from income taxes	(4,473)	2,417	(15,489)	1,859
Net income (loss)	13,328	(5,879)	45,253	(4,045)
Net loss attributable to noncontrolling interests	149	791	45	431
Net income (loss) attributable to common stockholders	$ 13,477	$ (5,088)	$ 45,298	$ (3,614)

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